QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/X/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
MacroPore, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MACROPORE, INC.

        6470 TOP GUN STREET
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 28, 2002

Dear MacroPore Stockholder:

        You are cordially invited to attend the 2002 annual meeting of the stockholders of MacroPore, Inc. The annual meeting will be held at our offices located at 6470 Top Gun Street, San Diego, California on May 28, 2002, commencing at 9:00 a.m., San Diego local time. You may also attend the annual meeting via video conference at our video conference facilities located at Ölmühlweg 33, 61462 Königstein, Germany where our annual meeting and the video conference will begin at 6:00 p.m., Frankfurt local time. I look forward to meeting with as many of our stockholders as possible.

        At the meeting, you will vote upon the election of our Board of Directors, the approval of an amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder, and the approval of an amendment to our certificate of incorporation to change our name to MacroPore Biosurgery, Inc. There will also be a report on our business, and you will have the opportunity to ask questions about us. In addition, we will attend to any other business properly brought before the meeting.

        We have attached a proxy statement that contains more information about these items and the meeting. Stockholders that own stock at the close of business on March 29, 2002, can vote at the meeting. A list of our stockholders allowed to vote will be available for inspection by any stockholder at our offices in San Diego and at our offices in Königstein, Germany, during normal business hours at those locations, for the ten business days prior to the meeting. This list will also be available at our San Diego offices and our video conference facility during the meeting.

        We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend, please complete, date, sign, and mail the enclosed proxy to ensure your representation at the meeting and the presence of a quorum. If your address on our stockholder list is in the United States, a return envelope is provided and no postage need be affixed to the proxy if it is mailed in the United States. If you live outside the United States, a return envelope has also been provided and no postage need be affixed to the proxy if it is mailed in Germany. If you mail the proxy from locations other than in the United States or in Germany, you must affix the appropriate postage when you mail your proxy. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

By Order of the Board of Directors,
CHRISTOPHER J. CALHOUN
Vice-Chairman, Chief Executive Officer, and Secretary

San Diego, California, USA
February 20, 2002

TABLE OF CONTENTS

Information Concerning Solicitation and Voting	1
Questions and Answers About the Meeting and Voting	1
Proposal 1. Election of Directors	3
Nominees and Business Experience	3
Proposal 2. Approval of Amendment to the Amended and Restated 1997 Stock Option and Stock Purchase Plan	5
Purpose and Effect of the Proposed Amendment	5
Description of the Plan	5
Federal Income Tax Consequences	6
Statement of Benefits	7
Proposal 3. Approval of Amendment to Amended and Restated Certificate of Incorporation	9
Compensation and Other Information Concerning Directors and Executive Officers	10
Biographical Information	10
Meetings and Committees of the Board of Directors	11
Director Compensation	12
Executive Compensation	12
Option Grants in 2001	13
Aggregated Option Exercises in 2001 and Option Values in 2001	13
Compensation Committee Interlocks and Insider Participation	14
Certain Relationships and Related Transactions	14
Comparative Stock Performance Graph	14
Security Ownership of Certain Beneficial Owners and Management	15
Compensation Committee Report on Executive Compensation	16
Audit Committee Report	17
Section 16(a) Beneficial Ownership Reporting Compliance	19
Independent Auditors	19
Expenses of Solicitation	19
Stockholder Proposals for the 2003 Annual Meeting	19
Miscellaneous	19

PROXY STATEMENT

MacroPore, Inc.
6470 Top Gun Street
San Diego, CA 92121
(858) 458-0900

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors to be used at our annual meeting of stockholders to be held on May 28, 2002, and at any adjournment of the annual meeting, for the purposes set forth in the accompanying notice of annual meeting. Our annual report for the year ended December 31, 2001 accompanies this proxy statement. This proxy statement and accompanying materials are expected to be first sent or given to our stockholders on or about April 11, 2002.

        We have fixed the close of business on March 29, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on each matter presented to stockholders for approval at the annual meeting. On January 31, 2002, there were 15,106,623 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1.    What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Our Chief Executive Officer, Vice Chairman of the Board and Secretary, Christopher J. Calhoun and our Chief Financial Officer, Ari Bisimis, have been designated the Proxies for the 2002 annual meeting.

2.    What is a proxy statement?

        A proxy statement is a document that Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card.

3.    What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        All of our issued and outstanding shares of common stock are represented by global stock certificates deposited with the German securities depository, Clearstream Banking AG. Clearstream has provided us with the names of the beneficial owners of our shares from its records for this proxy solicitation. If you hold your shares in your own name and Clearstream identifies you on its records as a beneficial owner of your shares, you are a stockholder of record for purposes of this proxy solicitation. If your broker or bank holds your shares and Clearstream's records indicate that your broker or bank is the beneficial owner of your shares, then you hold your shares in street name.

4.    What different methods can you use to vote?

        Stockholders can vote by written proxy card, or stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.    What is the record date and what does it mean?

        The record date for the 2002 annual meeting is March 29, 2002. The record date is established by our board of directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

6.    How can you revoke a proxy?

        A stockholder can revoke a proxy by giving written notice to our secretary, delivering a later-dated proxy, or voting in person at the meeting. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

7.    What are your voting choices when voting for director nominees, and what vote is needed to elect directors?

        In voting on the election of director nominees to serve until the 2003 annual meeting, stockholders may vote in favor of all nominees, may withhold votes as to all nominees, or may withhold votes as to specific nominees. Directors will be elected by a plurality. The board recommends a vote "FOR" each of the nominees.

8.    What are your voting choices when voting on the amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan?

        In voting on the amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan, stockholders may vote in favor of the amendment or against the amendment, or may abstain from voting on the amendment. The proposal to approve the amendment will require approval by a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the meeting. The board recommends a vote "FOR" this proposal.

9.    What are your voting choices when voting on the amendment to our certificate of incorporation?

        In voting on the amendment to our certificate of incorporation, stockholders may vote in favor of the amendment or against the amendment, or may abstain from voting on the amendment. The proposal to approve the amendment will require approval by a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the meeting. The board recommends a vote "FOR" this proposal.

10.    What if a stockholder does not specify a choice for a matter when returning a proxy?

        Stockholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan, and FOR the amendment to our certificate of incorporation.

11.    How are abstentions and broker non-votes counted?

        Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In all matters other than the election of directors, abstentions will have the same effect as a vote against a specified proposal.

PROPOSAL 1.    ELECTION OF DIRECTORS

        Our board of directors is composed of six members. The names of the six nominees for election as directors are set forth below. All directors are elected annually and serve a one-year term until the next annual meeting or until their respective successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our board of directors does not now expect, our board of directors reserves the right to nominate another person or to vote to reduce the size of our board of directors. If another person is nominated, the proxy holder intends to vote the shares to which the proxy relates for the election of the person nominated by our board of directors.

Nominees and Business Experience

Name	Age	Position(s)
Marshall G. Cox	66	Chairman of the Board and Director
Christopher J. Calhoun	36	Chief Executive Officer, Vice-Chairman of the Board, Secretary and Director
Michael Simpson	56	President and Director
Ari Bisimis	32	Chief Financial Officer and Director
David Rickey	46	Director
Edmund Krix	42	Director

        Marshall G. Cox has served as Chairman of our Board of Directors since May 1997. He founded Western Micro Technology, Inc. and from 1994 to 1997 served as its chairman and chief executive officer. Mr. Cox retired from Western Micro as Chairman Emeritus in 1997. He is the Managing Director of the Saratoga Boy's Club, formerly a major stockholder in MacroPore, and he serves on the board of directors of Internix, Inc. Mr. Cox holds a B.S. from the University of California, Los Angeles. Mr. Cox is Mr. Calhoun's father-in-law.

        Christopher J. Calhoun is a co-founder of MacroPore and has served as our Vice-Chairman of the Board, Chief Executive Officer and Secretary since May 1997. From 1989 to July 1996, Mr. Calhoun was involved in research and management for the Plastic Surgery Bone Histology and Histometry Laboratory at the University of California, San Diego. Mr. Calhoun holds a B.A. from the University of California, San Diego and an M.B.A. from the University of Phoenix.

        Michael Simpson has served as our President since September 1998. From 1986 to 1996, Mr. Simpson served as President of Synthes (USA) Maxillofacial Division, a medical devices company. From 1997 to 1998, he served as President of the Craniofacial Division at Bionx Implants, Inc. Mr. Simpson holds a B.A. from St. Bonaventure University.

        Ari Bisimis has served as our Chief Financial Officer since April 2000. Mr. Bisimis worked in various investment banking firms before joining MacroPore. From 1998 to April 2000, Mr. Bisimis served as head of Eurobond trading for Dresdner Kleinwort Benson. From 1997 to 1998, he served as Senior Fixed Income Trader for Commerzbank and from 1994 to 1997 as Eurobond trader for JP Morgan. Mr. Bisimis holds a Diplom Kaufmann degree from Johann Wolfgang Goethe University in Frankfurt, Germany.

        David Rickey has served as a director of MacroPore since November 1999. Since 1996, Mr. Rickey has served as President and Chief Executive Officer of Applied Micro Circuits Corporation, which provides high-performance, high-bandwidth silicon solutions for optical networks. Mr. Rickey also serves as a director of Applied Micro Circuits Corporation and Silicon Wave, Inc., which designs, develops and manufactures radio frequency and digital semiconductor products. He holds a B.S. from Marietta College, a B.S. from Columbia University and an M.S. from Stanford University.

        Edmund Krix has served as a director of MacroPore since August 2000. Since 1984, Mr. Krix has served as Chief Executive Officer and Chairman of the Board of Teleplan International N.V., an office products service and maintenance company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2.    APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
1997 STOCK OPTION AND STOCK PURCHASE PLAN

        Our board of directors has approved an amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan. The effect of the amendment will be to increase the aggregate number of shares of common stock that may be issued under the plan from 5,000,000 shares of common stock to 7,000,000 shares of common stock. The number of shares currently authorized for issuance under the plan exceeds 30% of our outstanding shares of common stock, and, if increased to 7,000,000, the number of shares authorized for issuance under the plan will continue to exceed 30% of our outstanding shares.

Purpose and Effect of the Proposed Amendment

        The plan currently has 5,000,000 shares of common stock reserved for issuance, and as of January 31, 2002, the plan had 412,119 shares of common stock available for issuance. The plan is intended to encourage participants to contribute to our long-term growth, to align their interests with our stockholders' and to aid us in attracting and retaining officers, employees, consultants and directors of outstanding ability. Our board of directors believes it is in our best interest to increase the number of shares of common stock authorized under the plan to 7,000,000 so that we will be able to make additional awards of incentive stock options to employees under the plan.

Description of the Plan

        Our board of directors and our stockholders adopted the plan in October 1997. The plan is administered by our board of directors, or by a compensation committee appointed by our board of directors. The purpose of the plan is to provide our designated employees, certain consultants and advisors who perform services for us, and non-employee members of our board of directors, with the opportunity to receive grants of stock options, awards of our common stock or grants of a right to purchase shares of our common stock. Awards or grants may be made to directors and employees, and to consultants, selected by the compensation committee in its discretion. Nonqualified stock options may be awarded to anyone eligible to participate in the plan. Only our employees are eligible to receive incentive stock options.

        We have made grants of nonqualified stock options and incentive stock options, but to date we have not issued any other type of grant or award under the plan. As of January 31, 2002, options to acquire 1,266,909 shares of common stock had been exercised and we had outstanding options to acquire 3,320,980 shares of our common stock pursuant to the plan.

        Each grant or award under the plan will be accompanied by a grant instrument. The grant instrument will describe the type and number of grants that have been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option will describe when the option will become exercisable. Awards granted under the plan and shares acquired pursuant thereto are subject to a number of rights and restrictions, including provisions relating to the termination of employment of service of the grantee. Grantees may exercise options that have become exercisable by delivering a written notice of exercise to us stating the number of shares with respect to which the options are being exercised, along with payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of the plan. Except as otherwise determined by the board, an option will become exercisable at a rate of 25% per year over four years from the date of grant of the option. The term of an option may not exceed ten years from the date of grant. If an employee owns more than 10% of the voting power of our stock, an incentive stock option granted to that employee may not have a term that exceeds five years from the date of grant.

        Our Board of Directors or the compensation committee may adopt, amend or rescind rules, procedures, and terms of the plan at any time without stockholder approval, but stockholder approval must be obtained for any amendment for which approval is required by Section 422 of the United States Internal Revenue Code of 1986 or by other provisions of applicable law. The provisions of the plan relating to the grant of incentive stock options shall terminate on October 22, 2007 unless sooner terminated by the compensation committee. All awards made under the plan prior to its termination will remain in effect until they are satisfied or terminated. Stock options awarded under the plan are not transferable.

        In general, the individual stock option agreements granted under the plan prior to January 1, 2001 provide option holders with the ability to exercise stock option grants which have not yet vested. Shares of common stock issued by us upon the exercise of unvested options are held in escrow with our Secretary. Such escrowed shares typically vest 25% at the end of the first year anniversary of the stock option agreement and then vest at the rate of 1/48th per month thereafter until fully vested. In the event of termination of employment, we typically have a right to purchase any shares of common stock issued to an employee pursuant to the exercise of an unvested stock option. Individual stock option agreements issued under the plan since January 1, 2001 generally do not allow the exercise of unvested stock options.

Federal Income Tax Consequences

        The United States federal income tax treatment of the issuance and exercise of stock options under the plan is described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants or exercises under the plan. Tax laws are subject to change. The plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Internal Revenue Code.

Nonqualified Stock Options

        There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock at the time of exercise over the exercise price. We generally will be entitled to a corresponding federal income tax deduction.

        Upon the sale of the shares of stock acquired upon the exercise of a nonqualified stock option, participants will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and their tax basis in the shares, which is generally the exercise price plus the amount of income recognized at the time of exercise. The capital gain tax rate will depend on the length of time a participant holds the shares and other factors.

        If a participant surrenders shares of our common stock to pay the purchase price, the participant will recognize no gain or loss on the surrendered shares, and the participant's basis and holding period under the Internal Revenue Code for the surrendered shares will continue to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, will be includible in the participant's gross income. A participant's basis in the excess shares will equal the sum of the cash paid upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

Incentive Stock Options

        There generally are no federal income tax consequences upon the grant of an incentive stock option. Participants will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in a participant's alternative minimum taxable income in the year in which the participant exercises an incentive stock option.

        Participants will recognize income when they sell shares acquired upon exercise of an incentive stock option. If a participant holds the shares acquired upon exercise of an incentive stock option at least two years from the date the option was granted and at least one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. We will not be entitled to any corresponding tax deduction.

        If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, which is considered a disqualifying disposition under the Internal Revenue Code, gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise, or the amount realized on the disposition, if less, and the exercise price, and we will generally be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time a participant holds shares before the disposition.

        If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price will result in income, or loss, to the participant and, to the extent of recognized income, a tax deduction to us. If a participant surrenders the shares after the holding period requirements are met, or surrenders shares that were not received upon the exercise of an incentive stock option, the participant will recognize no gain or loss on the surrendered shares, and the participant's basis and the holding period for the surrendered shares will continue to apply to that number of new shares that is equal to the surrendered shares. To the extent that the number of shares received by the participant exceeds the number of shares surrendered, the participant's basis in the excess shares will equal the amount of cash, if any, paid for such excess shares and the participant's holding period with respect to the excess shares will begin on the date the option to acquire the shares was exercised.

Statement of Benefits

        If the proposed amendment to the plan is approved, the number of stock options that will be awarded to participants in the plan, including our chief executive officer and our other three most highly compensated executive officers, is within the discretion of our Board of Directors and our compensation committee and therefore is not currently determinable. The number of stock options that were awarded under the plan to our chief executive officer and our other three most highly compensated executive officers and to other persons participating in the plan for the year ending

December 31, 2001, and in 2002, as of February 8, 2002 and subject to approval of the proposed amendment to the plan, are as follows:

PLAN BENEFITS

	Stock Option Plan—Number of Shares
	2001	2002
Christopher J. Calhoun	200,000	205,000
Chief Executive Officer
Michael J. Simpson	100,000	110,000
President
Ari Bisimis	50,000	110,000
Chief Financial Officer
Charles Galetto	20,000	30,000
Senior Vice President, Finance and Administration
Executive Group(1)	805,000	560,000
Non-Executive Director Group(2)	75,000	185,000
Non-Executive Officer Employee Group	698,000	211,000

(1)
Includes Christopher J. Calhoun, Michael J. Simpson, Ari Bisimis, Charles Galetto, G. Bryan Cornwall, Bruce Reuter, Sharon Schulzki and Matthew Scott.

(2)
Includes Marshall G. Cox, David Rickey and Edmund Krix.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1997 STOCK OPTION AND STOCK PURCHASE PLAN.

PROPOSAL 3.    APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        Our board of directors has proposed to amend our certificate of incorporation, as already amended and restated, to change our name to MacroPore Biosurgery, Inc. We develop and market products for the biosurgery market and we believe the proposed name is a more accurate reflection of our business, will better identify us and our products, and better reflects our strategic direction.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Biographical Information

        The following table sets forth biographical information regarding our directors and executive officers as of February 8, 2001.

Name	Age	Position(s)
Marshall G. Cox	66	Chairman of the Board and Director
Christopher J. Calhoun	36	Chief Executive Officer, Vice-Chairman of the Board, Secretary and Director
Michael Simpson	56	President and Director
Ari Bisimis	32	Chief Financial Officer and Director
Charles Galetto	51	Senior Vice President—Finance and Administration, and Treasurer
Sharon Schulzki	43	Senior Vice President—General Manager—Spine & Orthopedics
Bruce Reuter	52	Vice President—Market Development
G. Bryan Cornwall	37	Vice President—Research & Technology
Matthew Scott	38	Vice President—Biologics
John Ferris	44	Vice President—Europe
David Rickey	46	Director
Edmund Krix	42	Director

        See "Proposal No. 1 Election of Directors" for biographical information regarding Messrs. Cox, Calhoun, Simpson, Bisimis, Rickey, and Krix.

        Charles E. Galetto has served as our Senior Vice President—Finance and Administration and Treasurer since April 2000. From August 1997 to January 2000, Mr. Galetto served in various positions with PMR Corporation, a company specializing in mental health care programs, including service as Senior Vice President—Finance and Treasurer of PMR Corporation. From June 1996 to July 1997, he served as Vice President—Corporate Controller of Medtrans, a medical transportation service, a division of Laidlaw, Inc. and from 1989 to 1996, as Chief Finance Officer, Treasurer and Secretary of Data/Ware Development, Inc., a software development company. Mr. Galetto is a certified public accountant and holds a B.S. from Wayne State University.

        Sharon Schulzki has served as our Senior Vice President and General Manager—Spine & Orthopedics business unit since November 2001. From July 2000 to November 2001, she served as Vice President of that business unit. From 1983 to 1998, Ms. Schulzki served in various positions with the Howmedica, Inc. division of Pfizer, a manufacturer of medical devices, including Vice President. During that time she also served as Senior Vice President, Worldwide Marketing and Product Development, Howmedica Leibinger, Inc. Ms. Schulzki holds a B.S. from Loyola College, Baltimore, MD.

        Bruce Reuter has served as our Vice President and General Manager of Bone Fixation Products since September 2001. From January 2001 to September 2001, he served as our Vice President—Market Development. From January 1990 to October 2000, Mr. Reuter served as the Vice President and Managing Director of Mentor International, a multi-national marketer of medical devices. He holds a B.A. from the University of Rhode Island and an M.B.A. from Memphis State University.

        G. Bryan Cornwall has served as our Vice President—Research & Technology since November 2001. Dr. Cornwall previously served as our Director of Research and Spine, Reconstructive and Orthopedic Development, beginning in February 2000. Prior to joining MacroPore, Dr. Cornwall served as Manager of Research for NuVasive, Inc., a spinal technology firm, from April 1999 to February 2000. From February 1997 to April 1999, he served as Senior Development Engineer for the trauma and orthopedic divisions of DePuy ACE, a developer and manufacturer of specialty orthopedic products. From June 1996 to February 1997, he served as Director of Engineering and Design for the trauma and orthopedic division of Terray Corporation, which develops and manufactures implants, prosthesis and surgical devices. He holds a B.S., M.S., and Ph.D. from Queen's University at Kingston, Ontario.

        Matthew Scott has served as our Vice President—Biologics since September 2001. He previously served as our Global Director of Training and Client Development, beginning in April 1999. From April 1997 to April 1999, Mr. Scott was a National Sales Manager for The Straumann Company, a medical device and implantology company. He holds a B.S. from the University of Arkansas.

        John Ferris has served as our Vice President—Europe since August 2000. From April 2000 to August 2000, he was International Business Manager for Summit Medical, a medical device company focused on cementation, transfusion and wound drainage products. From July 1997 to April 2000, Mr. Ferris served as the European Market Development Manager with Norian Ltd., which develops and manufactures a bone substitute. Before joining Norian, Mr. Ferris served as a Marketing Director from August 1987 to June 1997 for the DePuy France and DePuy International Ltd. divisions of DePuy, Inc., a developer and manufacturer of orthopedic implants and products. Mr. Ferris holds a B.A. from the University of Newcastle upon Tyne.

Meetings and Committees of the Board of Directors

        The board of directors is responsible for managing MacroPore in accordance with the provisions of our bylaws and certificate of incorporation and applicable law. The number of directors which constitutes the board of directors is established by the board, subject to a minimum of three directors. Currently, all directors hold office for a term ending on the date of the annual meeting following the annual meeting at which such director was elected. Except as otherwise provided by the bylaws for filling vacancies on the board of directors, our directors are elected at the annual meeting of stockholders and hold office until their respective successors are elected, or until their earlier resignation or removal. Our board of directors held four meetings during 2001.

        The board of directors has established a compensation committee to handle compensation matters and administer our Amended and Restated 1997 Stock Option and Stock Purchase Plan. The committee consists of Mr. Calhoun and Mr. Cox. The committee determines the compensation received by directors and reviews and approves the compensation and benefits for executive officers. The committee held two meetings during 2001.

        The board of directors has also established an audit committee consisting of Mr. Rickey and Mr. Krix. Paul Araquistain, an employee, also serves on the audit committee. Mr. Rickey and Mr. Krix are independent, while Mr. Araquistain is not independent, as that term is defined in the New York Stock Exchange's listing standards. The committee provides recommendations to the board of directors regarding the selection of our independent public accountants, reviews the scope of the annual audit, approves the audit fees to be paid, and reviews our financial accounting controls with the staff and the independent public accountants. The board of directors has not adopted a written charter for the audit committee. The committee held four meetings during 2001.

Director Compensation

        Presently, other than expenses in connection with attendance at meetings and certain other expenses, we do not compensate any non-employee members of the board of directors. Non-employee directors are eligible to receive options under our Amended and Restated 1997 Stock Option and Stock Purchase Plan.

        Mr. Cox is employed by us. He receives a monthly salary of $1,000 and we provide him with coverage under our medical and health insurance plans at a cost to us of approximately $6,000 annually. Mr. Cox is eligible to receive options under our Amended and Restated 1997 Stock Option and Stock Purchase Plan.

Executive Compensation

        Our executive officers are appointed by our board of directors. We have not entered into any written employment agreements with any of our executive officers or directors.

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services by our Chief Executive Officer and our three other most highly-compensated executive officers for services rendered to us in all capacities during the years ended December 31, 1999, 2000 and 2001.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Awards
	Annual Compensation
Name and Principal Position				Securities Underlying Options/SARs (#)	All Other Compensation(1)
	Year	Salary	Bonus
Christopher J. Calhoun	2001	$180,000	$40,000	200,000	$20,332
Chief Executive Officer and Secretary	2000	177,303	50,760	62,500	12,845
	1999	145,750	41,086	250,000	7,385
Michael Simpson	2001	166,200	30,000	100,000	12,198
President	2000	168,299	46,530	68,750	9,600
	1999	165,000	41,086	55,000	9,600
Ari Bisimis(2)	2001	160,000	35,000	50,000	9,600
Chief Financial Officer	2000	120,000	36,000	275,000	7,200
Charles Galetto(3)	2001	150,000	26,000	20,000	13,016
Senior Vice President, Finance and Administration and Treasurer	2000	102,885	38,125	100,000	6,600

(1)
The amounts in this column represent a car allowance and other miscellaneous benefits given to each named executive officer.

(2)
Mr. Bisimis began his employment with us in April 2000. He was granted 10,000 options in May 1999 for consulting services he provided prior to joining us.

(3)
Mr. Galetto began his employment with us in April 2000.

Option Grants in 2001

        The following table sets forth, as to the named executive officers, information concerning stock options granted during the year ended December 31, 2001.

	Individual Grants
Name	Number Of Securities Underlying Option/SARS Granted (#)	Percent Of Total Options/SARs Granted to Employees in 2001	Exercise Price Per Share ($/share)	Expiration Date	Grant Date Present Value ($)(1)
Christopher J. Calhoun	200,000	13.3	$7.06	1/3/2011	$1,010,000
Michael Simpson	100,000	6.6	7.06	1/3/2011	505,000
Ari Bisimis	50,000	3.3	7.06	1/3/2011	252,500
Charles Galetto	20,000	1.3	7.06	1/3/2011	101,000

(1)
We used the Black-Scholes option-pricing model to determine the grant date present value of the options set forth in this table. Use of this model should not be construed as an endorsement of its accuracy at valuing options. The real value of the options depends upon the actual changes in the market price of our common stock during the applicable period.

        All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following facts and assumptions were used in calculating grant date present value: exercise prices as indicated in the table above, fair market value of each option on the date of grant based on the best information available, a dividend yield of 0.0%, an expected stock option term of ten years, and a stock price volatility of 60.0% based on the market performance of the stock of similar medical device companies. We used an assumed risk-free interest rate in our calculations equivalent to the yield of a zero-coupon, ten-year Treasury bond on the date of the grants. The risk-free interest rate was 3.52% for options granted on January 3, 2001. No other discounts or restrictions related to vesting or the likelihood of vesting of the stock options were applied.

Aggregated Option Exercises in 2001 and Year-End Option Values

        The following table sets forth information concerning options to purchase our common stock held as of December 31, 2001 by each of the officers named in the summary compensation table who have stock options.

        Amounts set forth as "value realized" in the following table represent hypothetical calculations based on the difference between the fair market value of our common stock underlying the options and the exercise price of the options. Prior to our initial public offering in August 2000, there was no public market for our common stock. The value realized is therefore based on the best information available as to the fair market value of our common stock at the date of grant of the option. The value realized does not necessarily represent any actual monetary gain to the option holder.

			Number of Securities Underlying Unexercised Options/SARs as of December 31, 2001
					Value of Unexercised in-the-money Options/SARs as of December 31, 2001
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher Calhoun	—	—	218,750	200,000	$567,813
Michael Simpson	80,204	$197,302	132,921	100,000	257,323	—
Ari Bisimis	—	—	260,000	50,000	145,600	—
Charles Galetto	—	—	100,000	20,000	56,000	—

Compensation Committee Interlocks and Insider Participation

        Mr. Calhoun, who is a member of the compensation committee, is currently our Vice-Chairman of the Board, Chief Executive Officer and Secretary and serves as a director. Mr. Cox, who is also a member of the compensation committee, serves as our Chairman of the Board.

Certain Relationships and Related Transactions

        Since January 2001, we have not been a party to any transaction in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest.

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following graph shows how an initial investment of $100 in our common stock would have compared to an equal investment in the NEMAX-All-Share-Performance-Index and the NEMAX Biotechnology Index (Performance) during the period from August 10, 2000, when our stock was first traded publicly, through December 31, 2001. The graph reflects closing prices reported on Xetra, an electronic trading system for stock listed on the Frankfurt Stock Exchange.

Investment of $100 on Measurement Date
130
120
110
100
90
80
70
60
50
40
30
20
10
0
08/10/00
09/10/00
10/10/00
11/10/00
12/10/00
01/10/01
02/10/01
03/10/01
04/10/01
05/10/01
06/10/01
07/10/01
08/10/01
09/10/01
10/10/01
11/10/01
12/10/01
Measurement Date
MacroPore, Inc.
NEMAX-All-Shares-Performance-Index
NEMAX Biotechnology Index (Performance)

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides certain information regarding beneficial ownership of our common stock as of February 8, 2002 by each stockholder known by us to own beneficially more than 5% of our outstanding shares, our directors, some of our most highly compensated executive officers, and our directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

        All of the individuals listed below who hold stock options granted by us prior to January 1, 2001 may exercise those stock option grants before the options are fully vested. Accordingly, all of the shares issuable upon exercise of those options are deemed to be beneficially owned by those individuals for purposes of the following table. Unless otherwise indicated, the address for each person or entity named below is c/o MacroPore, Inc., 6740 Top Gun Street, San Diego, California 92121.

Name	Number of shares of common stock beneficially owned	Percentage of outstanding shares

Marshall Cox(1)	742,324	4.9
Christopher J. Calhoun(2)	827,083	5.4
Michael Simpson(3)	272,916	1.8
Ari Bisimis(4)	344,201	2.2
Charles E. Galetto(5)	105,833	*
David Rickey(6)	50,000	*
Medtronic Asset Management, Inc.(7)	1,000,000	6.6
Edmund Krix(8)	296,386	2.0
All directors and executive officers as a group (12 persons)(9)	3,007,783	18.6

*
Less than one percent.

(1)
Includes 112,500 shares issuable upon the exercise of stock options and 22,223 shares issuable upon exercise of warrants. Also includes 5,334 shares held of record by his spouse. Mr. Cox disclaims beneficial ownership of shares held by his spouse.

(2)
Includes 277,083 shares issuable upon the exercise of stock options. Also includes a total of 550,000 shares held of record by TTMC Investments, Inc. Mr. Calhoun has sole voting and investment power with respect to the shares of our common stock held by TTMC Investments. Mr. Calhoun disclaims beneficial ownership of these securities, except to the extent he has a pecuniary interest in the securities, and this report shall not be deemed an admission that Mr. Calhoun is the beneficial owner of such securities for any other purpose.

(3)
Includes 162,087 shares issuable upon the exercise of stock options.

(4)
Includes 274,583 shares issuable upon the exercise of stock options.

(5)
Includes 105,833 shares issuable upon the exercise of stock options.

(6)
Includes 50,000 shares issuable upon the exercise of stock options.

(7)
The address for Medtronic Asset Management, Inc. is Medtronic, Inc. Corporate Center, 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432.

(8)
Includes 50,000 shares issuable upon the exercise of stock options.

(9)
Includes all shares and options exercisable within sixty days owned by all directors and executive officers and their spouses.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Compensation Philosophy.    The compensation committee of our board of directors attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the execution of shorter-term strategic goals. Our compensation committee expects that the achievement of these shorter-term goals ultimately will contribute to our long-term success. Our compensation committee has instituted a management compensation plan that:

      •
      Attracts and retains talented management;

      •
      Provides short-term and long-term incentives; and

      •
      Focuses performance on the achievements of our objectives.

        Compensation Methodology.    Our compensation committee develops and implements compensation policies, plans and programs which seek to enhance stockholder value by closely aligning the financial interests of senior management with those of our stockholders.

        Our compensation committee's compensation program for senior management is comprised of the following:

  Base salary. The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. Base salary is based on individual performance and the executives' experience. The committee approves all salary increases for executive officers.

  Annual performance bonus. An annual cash bonus program is established to promote the achievement of our performance objectives. The granting of an annual bonus is discretionary. Our goals and individual goals and milestones for our management are established at the beginning of the year, and include targets for progress in research and development, clinical activities, development of sales, marketing and investor relations programs and organizational developments and share price. Our compensation committee provides bonus incentives for achievement of these goals because we believe attainment of these goals will be in the best long-term interests of our stockholders. Bonus amounts for each executive are dependent upon our level of achievement, as well as achievements by the individual.

  Long-term incentive compensation. Our compensation committee determines the number of stock option grants to be granted to each executive. These recommendations are based on the executive's ability to improve our financial and operational performance, the executive's past performance, and our Chief Executive Officer's expectation of the executive's future performance and contributions. All stock options or other awards we may make under our Amended and Restated 1997 Stock Option Plan are granted with an exercise price equal to the closing market price on the day immediately preceding the date of grant.

        Compensation of our Chief Executive Officer.    Our compensation committee meets at least annually to evaluate the performance of our Chief Executive Officer. Based on this evaluation, the committee may approve salary increases, annual bonuses and long-term incentive awards, or any combination thereof, for our Chief Executive Officer. Our Chief Executive Officer's compensation reflects a high degree of policy-making and decision-making authority and a high level of responsibility with respect to our strategic direction and our financial and operating results. It also reflects our Chief Executive Officer's long-term commitment and contributions to our success.

                      Respectfully submitted,

                      Compensation Committee
                      Mr. Marshall G. Cox
                      Mr. Christopher J. Calhoun

February 8, 2002

AUDIT COMMITTEE REPORT

        The audit committee provides advice with respect to our financial matters and helps the board of directors oversee finance, accounting, and tax compliance. The audit committee's primary duties are to:

  •
  independently and objectively monitor our financial reporting process and internal control systems

  •
  review and appraise the audit efforts of our independent public accountants

  •
  evaluate our quarterly financial performance and our compliance with laws and regulations

  •
  oversee management's establishment and enforcement of financial policies and business practices

  •
  provide an open line of communication among the independent public accountants, financial and senior management, and the board of directors.

        Change in Auditors:    On December 12, 2000, PricewaterhouseCoopers LLP resigned as MacroPore's independent accountants. PricewaterhouseCoopers' reports on our financial statements for the years ended December 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified. In connection with PricewaterhouseCoopers' audit of the years ended December 31, 1998 and 1999 and through December 12, 2000, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to its satisfaction, would have caused PricewaterhouseCoopers to refer to the subject matter of the disagreements in PricewaterhouseCoopers' report. During the years ended December 31, 1998 and 1999 and through December 12, 2000, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. We engaged Arthur Andersen LLP as our independent accountants on December 15, 2000. The audit committee participated in and approved the decision to engage Arthur Andersen.

        Audit Fees:    The aggregate fee billed for professional services rendered by Arthur Andersen for the audit of the financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during 2001 was $43,500 during 2001.

        Financial Information Systems Design and Implementation Fees:    There were no fees paid for professional services relating to financial information systems design and implementation during 2001.

        All Other Fees:    The aggregate fee billed for other services provided by Arthur Andersen, which primarily consisted of assistance with our Form 10 that we filed with the Commission in 2001, tax compliance and consulting, was $64,776 during 2001.

        The audit committee has considered the fees paid to the outside auditors and believes the fees are compatible with maintaining the outside auditor's independence.

        The audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2001 with our management. The audit committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61.

        The audit committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, and has discussed Arthur Andersen's independence with Arthur Andersen.

        Based upon the audit committee's review and discussions as noted above, the audit committee has recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Commission.

                      Respectfully submitted,

                      Audit Committee
                      Mr. David Rickey
                      Mr. Edmund Krix
                      Mr. Paul Araquistain

                      February 8, 2002

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain of our officers, and persons or entities who own more than ten percent of our common stock, to file with the Commission reports of beneficial ownership and changes in beneficial ownership of our common stock. Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, Mark Lane, one of our former officers, failed to report three transactions on a timely basis and filed one late Form 4, and Mr. Calhoun failed to report one transaction on a timely basis and filed one late Form 4. Mr. Bisimis, Russell Bonafede, Mr. Calhoun, Mr. Cornwall, Mr. Cox, Mr. Galetto, Mr. Lane, Mr. Reuter, Mr. Rickey, Ms. Schulzki, Mr. Scott, Mr. Simpson and Gary Sohngen, one of our former officers, each failed to file a Form 3 on a timely basis. Mr. Ferris and Mr. Krix have not filed a Form 3.

INDEPENDENT AUDITORS

        Upon the recommendation of the audit committee, our board of directors selected Arthur Andersen as our independent auditors for the year ending December 31, 2001. One or more representatives of Arthur Andersen are expected to attend our annual meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire. Any material non-audit services provided to us by Arthur Andersen will be approved by the audit committee prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of our auditors.

EXPENSES OF SOLICITATION

        We will bear the total cost of the proxy solicitation. We anticipate that banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at our annual meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

STOCKHOLDER PROPOSALS FOR THE 2003 MEETING

        We intend to hold an annual meeting of stockholders in or around May 2003. Stockholders are hereby notified that, if they intend to submit proposals for inclusion in our proxy statement and proxy for our 2003 annual meeting of stockholders, such proposals must be received by us no later than January 2, 2003 and must otherwise be in compliance with applicable Commission regulations.

MISCELLANEOUS

        Our board of directors knows of no other business to be presented at our annual meeting. If other matters properly come before our annual meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,
CHRISTOPHER J. CALHOUN Vice-Chairman, Chief Executive Officer, and Secretary

MACROPORE, INC.

Annual Meeting of Stockholders—May 28, 2002

        The undersigned hereby appoints Christopher J. Calhoun and Ari Bisimis, Proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock (par value $.001) of MacroPore, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6470 Top Gun Street, San Diego, California, on May 28, 2002, commencing at 9:00 a.m. (San Diego local time), as may be attended by some stockholders via video conference from Königstein, Germany beginning at 6:00 p.m. (Frankfurt local time), and at any adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 1997 STOCK OPTION AND STOCK PURCHASE PLAN, AND FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please mark box [X] in blue or black ink.

1.	Election of FOR all nominees listed below [ ]
Directors:

Nominees: MARSHALL G. COX, CHRISTOPHER J. CALHOUN, MICHAEL SIMPSON, ARI BISIMIS, DAVID RICKEY, EDMUND KRIX

TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE OR NOMINEES FOR WHOM YOU WITHHOLD AUTHORITY TO VOTE.

2.	Approval of an amendment to our Amended and Restated 1997 Stock Option and Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder to 7,000,000.
FOR [ ] AGAINST[ ] ABSTAIN[ ]
3.	Approval of an amendment to our certificate of incorporation to change our name to MacroPore Biosurgery, Inc.
FOR [ ] AGAINST[ ] ABSTAIN[ ]

(Continued and to be signed on reverse side)

        In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [ ]
Dated:	, 2002
Signature
Signature

        Please sign, date, and return the proxy card using the enclosed envelope.

QuickLinks

MACROPORE, INC.
TABLE OF CONTENTS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1997 STOCK OPTION AND STOCK PURCHASE PLAN
PLAN BENEFITS
PROPOSAL 3. APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
COMPARATIVE STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS FOR THE 2003 MEETING
MISCELLANEOUS
Annual Meeting of Stockholders—May 28, 2002